AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT to the Fund Participation Agreement ("Amendment") is entered into and is effective this 13th day of February, 2002 by and among IDS Life Insurance Company ("Company") and Janus Aspen Series ("Trust").

     WHEREAS, The parties to this Amendment have previously executed that certain Fund Participation Agreement dated April 21, 2000 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Contract.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY                  Attest:

By:  /s/ Timothy V. Bechtold                By:  /s/ Mary Ellyn Minenko
     --------------------------                  -----------------------------
Printed                                     Printed
Name:    Timothy V. Bechtold                Name:    Mary Ellyn Minenko
         ----------------------
As Its:  President                          As Its:  Assistant Secretary
         ----------------------

JANUS ASPEN SERIES

By:  /s/ Bonnie M. Howe
         ----------------------
Printed
Name:    Bonnie M. Howe
         ----------------------
As Its:  Vice President
         ----------------------


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                                   Schedule A
                   Separate Accounts and Associated Contracts


Name of Separate Account and                   Contract Funded
Date Established by Board of Directors         By Separate Account

IDS Life Variable Account 10                   Contract Forms 131041, 131042,
established July 15, 1987                      131043, 31043, 31044, 31045,
                                               31046, 31047 and 31048 and state
                                               variations of these forms

IDS Life Variable Life Separate Account        Contract Form 30061 and state
established October 16, 1985                   variations of this form